South Star Urgent Care

804 E Lasalle Street, Ville Platte, Louisiana

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3.0 BB Rating™ | **8.0%** Projected Cap Rate | EARNINGS CALCULATOR

Reg D 506(c) & Reg A Pending

Funded: 0.00%

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$0 raised of $571,926


SouthStar
URGENT CARE
Medical
Built In 2019
Size 3,750 SQ FT

PROPERTY SUMMARY | FINANCIALS | GALLERY & DOCUMENTS | INVESTOR COMMENTS

Property Summary

INVESTMENT SUMMARY:

BuildingBits is proud to offer this newly constructed (2019) SouthStar urgent care, located Ville Platte, Louisiana. This store is backed by a brand new, initial 10-year lease, with four 5-year options to extend, and rental escalations.

TRANSACTION STATUS:

Pre-Order → Due Diligence → Fully Funded → Pre-Closing → Closed

KEY FEATURES:

- ►8 locations in Louisiana
- ►Anticipate an additional 12 locations added in 2019
- ►2017 Visit growth over 30%

FAST FACTS:

BUILDING INFO:

Projected Cap Rate: **8.0%**
BB Rating™: **3.0**
Property Type: **Medical**
Year Built: **2019**
Square Footage: **3,750 SF**
Rentable Square Footage: **3,750 SF**
Number of Floors: **1**
Number of Units: **1**
Type of Construction: **Wood Frame**
Listing ID: **23**

TENANT SUMMARY:

•Hulin Health (Broussard, LA) is an urgent care company providing low to moderate acuity healthcare services to patients in Louisiana
•Hulin is backed by Shore Capital Partners, a Chicago-based private equity firm with approximately $600 million under management
•Shore specializes in partnering with strong and growing lower / middle market businesses
•Shore has made 18 platform investments and ~80 add-on investments to date
•Shore's current and past businesses have 250+ leases and have never missed a rent payment

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MAP:


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E Lasalle St
167
10
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